UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019

FMC GlobalSat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-224906	82-2691035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 SE 14th Avenue

Fort Lauderdale, FL 33316

(Address of principal executive offices) (zip code)

954-678-0697

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2019, FMC GlobalSat Holdings, Inc., a Delaware corporation (the “Company”) and Robert Kubat, the Company’s Chief Financial Officer, entered into a letter agreement (the “Letter Agreement”) pursuant to which the Company and Mr. Kubat agreed to terminate Mr. Kubat’s employment agreement and Mr. Kubat agreed to resign from his position as Chief Financial Officer. Mr. Kubat did not resign due to any disagreement with the Company or on any matter relating to the Company’s operations, policies or practices.

On January 2, 2019, the Company and Mr. Kubat entered into an Independent Consultant Agreement (the “Consulting Agreement”), pursuant to which Mr. Kubat agreed to provide certain financial and accounting services (the “Services”) to the Company. Pursuant to the Agreement, the Company will pay Mr. Kubat an hourly rate of $100 in consideration for the Services. The Agreement has a six (6) week term and can be extended by the mutual agreement of the parties.

The foregoing descriptions of the terms of the Letter Agreement and Consulting Agreement are not complete and are qualified in their entirety by reference to the full text of the Letter Agreement and Consulting Agreement, which are filed as Exhibit 10.1 and 10.2 respectively to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Letter Agreement between the Company and Robert Kubat

10.2	Form of Independent Consultant Agreement between the Company and Robert Kubat

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC GLOBALSAT HOLDINGS, INC.

Dated: January 8, 2019	/s/ Emmanuel Cotrel
Emmanuel Cotrel
Chief Executive Officer

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